UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2019

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2019, Mr. Dennis W. Archer resigned from the Board of Directors (the “Board”) of TopBuild Corp., a Delaware corporation (the “Company”), which resignation will become effective immediately following the date of the Company’s 2019 Annual Meeting of Shareholders.  Mr. Archer delivered his resignation to the Board in accordance with the Company’s Corporate Governance Guidelines in respect of a director’s retirement age and not due to any disagreement with the Company.

Also, on February 18, 2019, the Board amended the TopBuild Corp. 2015 Long Term Stock Incentive Plan (the “LTIP” and the amendment thereof, the “LTIP Amendment”).  Pursuant to the LTIP Amendment, the definition of “Change in Control” was amended and restated in its entirety, and the LTIP now provides that an award agreement in respect of an award granted thereunder may provide for the clawback of awards pursuant to a policy different than that contained in the LTIP, which currently provides for the clawback of performance awards, in the discretion of the Compensation Committee, in the event of a restatement of the Company’s financial statements.  The forms of award agreements under the LTIP were amended to conform to the changes effected by the LTIP Amendment.

Additionally, on February 18, 2019, the Compensation Committee of the Board amended and restated the TopBuild Corp. Executive Severance Plan (the “A&R Severance Plan”) to, among other things, separate participants therein into two separate tiers and include and otherwise amend certain definitions, including the definitions of “Change in Control” and “Cause”.

On February 22, 2019, the Company entered into an amendment (the “Severance Amendment”) to the Change in Control and Severance Agreement, dated as of March 1, 2016, by and between the Company and Mr. Gerald Volas, the Company’s Chief Executive Officer and a member of the Board.  The Severance Amendment provides for a modified definition of “Cause” applicable during a period commencing two months prior to, and ending 24-months following, a change in control of the Company.  Additionally, the Amendment amends and restates in its entirety the definition of “Change in Control” which, among other things, increases from 30% to 40% the ownership threshold required for a third party to have effected a Change in Control and sets forth a revised methodology for triggering a Change in Control in connection with a reconstitution of the Board.  The Amendment also effects a change to the definition of “Good Reason”.

The foregoing description of the LTIP Amendment, the A&R Severance Plan and the Severance Amendment is only a summary and is qualified in its entirety by reference to the full text of the LTIP Amendment, the A&R Severance Plan and the Severance Amendment, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2019, the Board adopted an amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), to provide for a majority voting standard in uncontested elections of directors and to provide that a majority of the total voting power of all outstanding securities of the Company, generally entitled to vote in the election of directors, voting together as a single class, may amend the Bylaws.  Additionally, the Bylaw Amendment includes technical changes to conform to updates in Delaware law, enhanced informational requirements for proposed director nominees, certain other technical and conforming changes, and provides that the Court of Chancery of the State of Delaware shall, subject to certain exceptions, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or its stockholders, (iii) any action against the Company or any director, officer, stockholder, employee or agent of the Company relating to any provision of the Delaware General Corporation Law or the Company’s charter documents, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware. The Bylaw Amendment became effective on February 18, 2019.

The foregoing description of the Bylaw Amendment is only a summary and is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Bylaw Amendment, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of TopBuild Corp., as amended
10.1	Amendment to the TopBuild Corp. 2015 Long Term Stock Incentive Plan
10.2	TopBuild Corp. Executive Severance Plan, as amended and restated effective February 18, 2019
10.3	Amendment to Change in Control and Severance Agreement dated as of March 1, 2016 between TopBuild Corp. and Gerald Volas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ John S. Peterson
		Name:	John S. Peterson
		Title:	Vice President and Chief Financial Officer
Dated: February 22, 2019